Exhibit 99.1

Corning Incorporated www.corning.com

News Release

CORNING, N.Y. | Corning Incorporated | April 5, 2021

Corning and Samsung Display

Extend Long-term Investment Relationship

•	Samsung Display will remain a significant shareholder of Corning until at least 2028

•	Corning will repurchase 35 million common shares from Samsung Display in a transaction that will be immediately accretive to Corning’s EPS

•	Samsung Display will own 80 million common shares, equivalent to an ownership stake of approximately 9%

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced the next phase in its long-term relationship with Samsung Display Co., Ltd., a leading display technologies innovator.

Samsung Display has been an investor in Corning since 2014, when it received preferred shares – convertible after seven years and equivalent to an approximately 7.5% ownership stake – as part of a series of strategic and financial agreements that resulted in Corning acquiring full ownership of Samsung Corning Precision Materials, Co., Ltd. The agreements benefitted both companies’ shareholders. Financial and strategic benefits to Corning included full control of its global fusion-glass manufacturing platform, greater flexibility in asset use, greater operational efficiencies, and increased options to pursue precision-glass opportunities.

Following the seven-year anniversary of the agreements, and with the Corning common dividend exceeding the preferred dividend, Samsung Display will convert all of its preferred shares to common, which represents approximately 13% of Corning’s common shares on an as-converted basis.

“Corning is a great partner and we are pleased to have an opportunity to strengthen and extend our nearly 50-year relationship,” Joo-Sun Choi, president and chief executive officer of Samsung Display, said. “Our latest seven-year commitment reaffirms Samsung’s confidence in the value of Corning’s capabilities, our ongoing technology collaborations, and our combined innovation leadership.”

Based on Samsung Display’s continued confidence in Corning, and the strong performance of its original investment, the two companies will enter into a new agreement for another seven years.

•	Samsung Display will convert all of its preferred shares to 115 million common shares.

•	Corning will repurchase 35 million of those common shares, resulting in Samsung Display having an ownership stake of approximately 9%.

•	The initial repurchase of common shares is expected to close in April 2021 and will immediately reduce Corning’s fully diluted share count by 35 million shares, or about 4%.

•	Samsung Display will maintain its ownership stake in Corning until at least 2028.

“From the early days of CRT, to LCD, to more recent collaborations on OLED, QD Display, and flexible displays, we’re proud to be the key material innovation partner to Samsung,” said Wendell P. Weeks, Corning’s chairman and CEO. “We are honored by Samsung Display’s vote of confidence to remain a significant shareholder for another seven years.”

Corning Resumes Share Repurchases

Corning has consistently demonstrated its long-term commitment to rewarding shareholders through dividends and share repurchases. Since the original transactions in 2014 with Samsung Display, Corning has reduced diluted shares by more than 40%, and its Board of Directors has increased the quarterly dividend per share by 140%. This transaction marks the resumption of share repurchases by the company.

Tony Tripeny, Corning’s executive vice president and chief financial officer, said, “Outstanding execution and the effectiveness of our ‘more Corning’ strategy put us in a strong position. We’re confident in our future performance and cash generation potential and pleased to resume share buy backs. Repurchasing 4% of our shares through this transaction is a great start. Additionally, the agreement allows payment for the repurchase over two years, providing us with flexibility.

“The transaction eliminates the entire class of preferred shares, improves our capital structure, is accretive to EPS, and reduces our aggregate dividend commitment. We’ve seized a great opportunity for the company and for our shareholders,” Tripeny continued.

Caution Concerning Forward-Looking Statements

The statements in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the Company’s future operating performance, the Company’s share of new and existing markets, the Company’s revenue and earnings growth rates, the Company’s ability to

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innovate and commercialize new products, and the Company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the Company’s manufacturing capacity. These statements are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially. The Company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the COVID-19 pandemic, and its ultimate impact across our businesses on demand, operations and our global supply chains; the effects of acquisitions, dispositions and other similar transactions; global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws and regulations including the 2017 Tax Cuts and Jobs Act; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world’s leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, and life sciences.

Media Relations Contact:

Holly Gilthorpe

(607) 974-2782

gilthorphl@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

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Source: Corning Incorporated